Exhibits 5.1 and 23.1

                 [WILLIAMS, MULLEN, CLARK & DOBBINS LETTERHEAD]

                                  June 2, 2000



The Board of Directors
Open Plan Systems, Inc.
4299 Carolina Avenue, Building C
Richmond, Virginia  23222

         Re:  Open Plan Systems, Inc. Employee Stock Purchase and Bonus Plan
              --------------------------------------------------------------

Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by Open Plan Systems, Inc., a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the Open Plan Systems, Inc. Employee Stock Purchase and Bonus Plan (the "Plan"), of common stock (the "Common Stock") of the Company in accordance with the terms of the Plan. We have reviewed the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Common Stock under the Securities Act of 1933, as amended.

         In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

         Based upon such examination, it is our opinion that the shares of Common Stock which constitute original issuance securities, when issued pursuant to the Registration Statement and the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable under the current laws of the Commonwealth of Virginia.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

                                         Very truly yours,

                                         Williams, Mullen, Clark & Dobbins, P.C.


                                         By:   /s/ Robert E. Spicer, Jr.
                                            -------------------------------
                                                 Robert E. Spicer, Jr.